EXHIBIT 1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: April 11, 2016

CITIBANK, N.A.

By:	/s/ Ali L. Karshan
	Name:	Ali L. Karshan
	Title:	Assistant Secretary

CITICORP

By:	/s/ Ali L. Karshan
	Name:	Ali L. Karshan
	Title:	Assistant Secretary

CITIGROUP INC.

By:	/s/ Ali L. Karshan
	Name:	Ali L. Karshan
	Title:	Assistant Secretary